Exhibit 10.1

THIRD AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into November 16, 2012, by and among AMERICAN TIRE DISTRIBUTORS, INC., a Delaware corporation, and successor by merger to The Bowlus Service Company, an Ohio corporation, and ATD Acquisition Co. III, a Delaware corporation (“American Tire”); AM-PAC TIRE DIST. INC., a California corporation (“Am-Pac”; together with American Tire, collectively, “Borrowers” and each individually, a “Borrower”); AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC., a Delaware corporation (“Holdings”); TIRE WHOLESALERS, INC., a Washington corporation (“Wholesalers”); FIRESTONE OF DENHAM SPRINGS, INC., a Louisiana corporation (“Firestone”); and ATD ACQUISITION CO. IV, a Delaware corporation (“Acquisition IV”; together with Holdings, Wholesalers, and Firestone, collectively, “Guarantors” and each individually, a “Guarantor”; Borrowers and Guarantors, collectively, “Obligors” and each individually, an “Obligor”); the Lenders signatory hereto; and BANK OF AMERICA, N.A., as administrative and collateral agent (in such capacities, together with its successors in such capacities, “Agent”) for certain financial institutions (collectively, “Lenders”).

Recitals:

WHEREAS, Obligors, Agent, Lenders and the other parties named therein are parties to a certain Fifth Amended and Restated Credit Agreement dated as of May 28, 2010, as amended and supplemented by that certain First Amendment to Fifth Amended and Restated Credit Agreement dated June 22, 2010 and effective as of May 28, 2010, that certain Joinder Agreement dated December 10, 2010, that certain Joinder Agreement dated May 27, 2011, that certain Joinder Agreement dated June 6, 2011, that certain Second Amendment to Fifth Amended and Restated Credit Agreement dated June 6, 2011, and those certain Joinder Agreements dated July 27, 2012 (as so amended, and as at any time further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which Lenders have agreed to make certain loans and other extensions of credit to Borrowers;

WHEREAS, Borrowers have requested that the Credit Agreement be amended to increase the Revolving Commitments to $850,000,000, and to make certain other changes to the Credit Agreement as set forth herein;

WHEREAS, each of the Lenders signatory to this Amendment has agreed to extend their respective Revolving Commitment (collectively, the “Existing Commitments”) under the Credit Agreement until the Maturity Date (as hereinafter defined) on the terms set forth herein;

WHEREAS, each Person designated as an “Increasing/New Lender” on Schedule 1(B) hereto has agreed to increase its respective Existing Commitment or to provide new Revolving Commitments (such increased or new revolving commitments, the “Increased/New Revolving Commitments”) on the terms set forth herein;

WHEREAS, the parties desire to amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.

2. Extended Loans. Subject to the terms and conditions set forth herein, each Lender that executes and delivers a signature page attached hereto agrees to extend the maturity date of its Existing Commitments to the Maturity Date.

3. Increased/New Revolving Commitments. Each Person designated as an “Increasing/New Lender” on Schedule 1(B) hereto (each such Person, an “Increasing/New Lender”) hereby commits to provide Increased/New Revolving Commitments, on the Third Amendment Effective Date, in the amount set forth on Schedule 1(B) attached hereto opposite such Increasing/New Lender’s name under the heading “Revolving Commitment”.

4. Amendments to Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 10 of this Amendment, the Credit Agreement is hereby amended as follows:

(a) By deleting the references to “$650,000,000” and “$65,000,000” in the sixth “WHEREAS” paragraph of the recitals to the Credit Agreement, and by substituting in lieu thereof references to “$850,000,000” and “$85,000,000”, respectively.

(b) By adding the following new definitions of “Qualified Accounts” and “Third Amendment Effective Date” to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Qualified Accounts” means any investment account of the Borrowers and the Guarantors maintained with the Agent and subject to a control agreement in favor of the Agent.

“Third Amendment Effective Date” means November 16, 2012.

(c) By deleting the definitions of “Commitment Fee Rate”, “Eligible Non-Tire Inventory”, “Eligible Receivable”, “Eligible Tire Inventory”, “Excess Availability”, “Fee Letter”, “Joint Lead Arrangers”, “Maturity Date”, “Payment Conditions”, “Permitted Acquisition”, “Pro Forma Adjustment”, “Required Lenders”, and “Senior Secured Notes Security Documents” in Section 1.01 of the Credit Agreement, and by substituting in lieu thereof the following new definitions:

“Commitment Fee Rate” means, a rate per annum equal to 0.25%; provided that, commencing on January 1, 2013, for any day thereafter, the applicable rate per annum set forth below based upon the Average Revolving Loan Utilization as of the most recent Adjustment Date:

Average Revolving Loan Utilization	Commitment Fee Rate

Less than or equal to 50%	0.375%
Greater than 50%	0.25%

The Commitment Fee Rate shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the Average Revolving Loan Utilization in accordance with the table above; provided that if an Event of Default shall have occurred and be continuing at the time any reduction in the Commitment Fee Rate would otherwise be implemented, no such reduction shall be implemented until the date on which such Event of Default shall have been cured or waived.

“Eligible Non-Tire Inventory” means items of Inventory (other than tires) of a Borrower subject to the Lien in favor of the Agent held for sale in the ordinary course of the business of such Borrower (but not including packaging or shipping materials or maintenance supplies) that meet all of the following requirements, in any case subject to the requirements of Section 2.22:

(a) such Inventory is owned by a Borrower and is subject to a first priority perfected Lien in favor of the Agent;

(b) such Inventory is not subject to any other Lien other than Liens permitted by Section 6.02 so long as such Liens do not have priority over the Lien of the Agent and are junior to the Lien of the Agent;

(c) such Inventory consists of raw materials or finished goods and does not consist of work-in-process, supplies or consigned goods;

(d) such Inventory is in good condition and meets in all material respects all material standards applicable to such goods, their use or sale imposed by any Governmental Authority having regulatory authority over such matters;

(e) such Inventory is currently either usable or saleable, at prices approximating at least the cost thereof, in the normal course of the applicable Borrower’s business;

(f) such Inventory is not obsolete or returned (except Inventory that is placed back into stock in the ordinary course of business) or repossessed or used goods taken in trade;

(g) such Inventory is either located within the United States at one of the Permitted Inventory Locations or is in transit within the United States from one Permitted Inventory Location to another Permitted Inventory Location for not more than seven consecutive days;

(h) if such Inventory is located at any location leased by a Loan Party, (i) the lessor has delivered to the Agent a Collateral Access Agreement as to such location or (ii) a Rent Reserve with respect to such location has been established by the Agent in its Permitted Discretion; and

(i) such Inventory is not subject to any warehouse receipt or negotiable Document unless in the possession of the Agent, and if such Inventory is located in any third party warehouse or is in the possession of a bailee and is not evidenced by a Document, (i) such warehouseman or bailee has delivered to the Agent a Collateral Access Agreement and such other documentation as the Agent may reasonably require or (ii) an appropriate Reserve has been established by the Agent in its Permitted Discretion.

With respect to any Inventory that was acquired or originated by any Person acquired after the Effective Date, the Agent shall use commercially reasonable efforts, at the expense of the Loan Parties, to complete diligence in respect of such Person and such Inventory, within a reasonable time following request of the Borrower Agent.

“Eligible Receivable” means the unpaid portion of a Receivable payable in Dollars to a Borrower subject to the Lien in favor of the Agent net of any returns, discounts, credits or other allowances or deductions agreed to by a Borrower and net of any amounts owed by a Borrower to the Account Debtor on such Receivable (including to the extent of any set-off), which Receivable meets all of the following requirements, in any case subject to the requirements of Section 2.22:

(a) such Receivable is owned by a Borrower and represents a complete bona fide transaction which requires no further act under any circumstances on the part of any Borrower to make such Receivable payable by the Account Debtor;

(b) such Receivable is not past due more than 60 days after its due date, which due date shall not be later than 90 days after the invoice date;

(c) such Receivable does not arise out of any transaction with any Subsidiary of a Borrower;

(d) such Receivable is not owing by an Account Debtor from which an aggregate amount of more than 50% of the Receivables owing therefrom are, based on the most recent Borrowing Base Certificate, not Eligible Receivables pursuant to clause (b) above;

(e) if the Account Debtor with respect thereto is located outside of the United States of America, Canada or Puerto Rico, the goods which gave rise to such Receivable were shipped after receipt by the applicable Borrower from the Account Debtor of an irrevocable letter of credit that has been confirmed by a financial institution reasonably acceptable to the Agent, and on terms, reasonably acceptable to the Agent, payable in the full face amount of the face value of the Receivable in Dollars at a place of payment located within the United States and has been duly assigned to the Agent, except that up to $5,000,000 of such Receivables outstanding at any time that are otherwise Eligible Receivables, may be included in Eligible Receivables without such letter of credit supports;

(f) such Receivable is not subject to the Assignment of Claims Act of 1940, as amended from time to time, or any other applicable law now or hereafter existing similar in effect thereto, unless the applicable Borrower has assigned its right to payments of such Receivable so as to comply with the Assignment of Claims Act of 1940, as amended from time to time, or any such other applicable law, or to any contractual provision accepted in writing by such Borrower prohibiting its assignment or requiring notice of or consent to such assignment which notice or consent has not been made or obtained;

(g) Receivables with respect to which the representations and warranties set forth in the Security Agreement applicable to Receivables are not correct in any material respect;

(h) such Receivable is not disputed, and is not subject to a claim, counterclaim, discount, deduction, reserve, allowance, recoupment, offset or chargeback that has been asserted with respect thereto by the applicable Account Debtor (but only to the extent of such dispute, claim, counterclaim, discount, deduction, reserve, allowance, recoupment, offset or chargeback);

(i) such Receivable is not owed by an Account Debtor that is subject to a Bankruptcy Proceeding or that is liquidating, dissolving or winding up its affairs or otherwise deemed not creditworthy by the Agent in its Permitted Discretion;

(j) the goods the sale of which gave rise to such Receivable were shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis or on the basis of any other similar understanding, and such goods have not been returned or rejected;

(k) such Receivable is not owing by an Account Debtor whose then-existing Receivables owing to the Borrowers, based on the most recent Borrowing Base Certificate, exceed 20% of the net amount of all Eligible Receivables, but such Receivable shall be ineligible only to the extent of such excess;

(l) such Receivable is evidenced by a customary invoice or other customary documentation reasonably satisfactory to the Agent in its Permitted Discretion;

(m) such Receivable is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any present or contingent (and no facts exist which are the basis for any future), offset, deduction or counterclaim, dispute or other defense on the part of such Account Debtor, except that any Receivable that is subject to any offset, deduction or counterclaim shall be ineligible only to the extent of such offset, deduction or counterclaim;

(n) such Receivable does not arise under or is not related to any warranty obligation of a Borrower or any charges by a Borrower of fees for the time value of money;

(o) such Receivable is not evidenced by Chattel Paper or an Instrument of any kind;

(p) such Receivable is subject to a first priority perfected Lien in favor of the Agent; and

(q) such Receivable is not subject to any Lien, other than Liens permitted by Section 6.02, so long as such Liens do not have priority over the Lien of the Agent and are junior to the Lien of the Agent.

With respect to any Receivables that were acquired or originated by any Person acquired after the Effective Date, the Agent shall use commercially reasonable efforts, at the expense of the Loan Parties, to complete diligence in respect of such Person and such Receivables, within a reasonable time following request of the Borrower Agent.

“Eligible Tire Inventory” means items of Inventory of tires of a Borrower subject to the Lien in favor of the Agent (including Eligible Subordinated Vendor Inventory) held for sale in the ordinary course of the business of such Borrower (but not including packaging or shipping materials or maintenance supplies) that meet all of the following requirements, in any case subject to the requirements of Section 2.22:

(a) such Inventory is owned by a Borrower and is subject a first priority perfected Lien in favor of the Agent;

(b) such Inventory is not subject to any other Lien other than Liens permitted by Section 6.02 so long as such Liens do not have priority over the Lien of the Agent and are junior to the Lien of the Agent;

(c) such Inventory consists of raw materials or finished goods and does not consist of work-in-process, supplies or consigned goods;

(d) such Inventory is in good condition and meets in all material respects all material standards applicable to such goods, their use or sale imposed by any Governmental Authority having regulatory authority over such matters;

(e) such Inventory is currently either usable or saleable, at prices approximating at least the cost thereof, in the normal course of the applicable Borrower’s business;

(f) such Inventory is not obsolete or returned (except Inventory that is placed back into stock in the ordinary course of business) or repossessed or used goods taken in trade;

(g) such Inventory is either located within the United States at one of the Permitted Inventory Locations or is in transit within the United States from one Permitted Inventory Location to another Permitted Inventory Location for not more than seven consecutive days;

(h) if such Inventory is located at any location leased by a Loan Party, (i) the lessor has delivered to the Agent a Collateral Access Agreement as to such location or (ii) a Rent Reserve with respect to such location has been established by the Agent in its Permitted Discretion; and

(i) such Inventory is not subject to any warehouse receipt or negotiable document unless in the possession of the Agent, or if such Inventory is located in any third party warehouse or is in the possession of a bailee and is not evidenced by a Document, (i) such warehouseman or bailee has delivered to the Agent a Collateral Access Agreement and such other documentation as the Agent may reasonably require or (ii) an appropriate Reserve has been established by the Agent in its Permitted Discretion.

With respect to any Inventory that was acquired or originated by any Person acquired after the Effective Date, the Agent shall use commercially reasonable efforts, at the expense of the Loan Parties, to complete diligence in respect of such Person and such Inventory, within a reasonable time following request of the Borrower Agent.

“Excess Availability” means, at any time, an amount equal to (a) the lesser of (i) the aggregate total Revolving Commitments at such time and (ii) the Borrowing Base at such time, (as determined by reference to the most recent Borrowing Base Certificate delivered to the Agent pursuant to Section 5.01(h)), plus (b) all unrestricted cash and cash equivalents of the Borrowers and the Guarantors at such time (to the extent held in Qualified Accounts), minus (c) the aggregate Revolving Exposures (including the LC Exposure) of all Revolving Lenders at such time.

“Fee Letter” means the amended and restated fee letter, dated as of November 16, 2012, between the Agent, the Company and certain other parties.

“Joint Lead Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Capital Finance, LLC, and SunTrust Robinson Humphrey, Inc.

“Maturity Date” means (a) in the case of the Revolving Commitments, November 16, 2017, or any earlier date on which the Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof; provided that if, on March 1, 2017, either (i) more than $50,000,000 in aggregate principal amount of Senior Secured Notes remain outstanding the scheduled final maturity date of which is earlier than 91 days after November 16, 2017 or (ii) if any principal amount of Senior Secured Notes remains outstanding the scheduled maturity date of which is earlier than 91 days after November 16, 2017 and Excess Availability, calculated on a Pro Forma Basis, is less than 12.5% of the Revolving Commitments, then the Maturity Date for the Revolving Commitments shall be March 1, 2017, and (b) in the case of any Extension Series of Extended Revolving Commitments, the maturity date related thereto.

“Payment Conditions” means, at any time of determination with respect to any Specified Payment, as of the date of such Specified Payment and after giving effect thereto, that (a) no Event of Default exists or has occurred and is continuing, (b) if the amount of any such Specified Payment exceeds $5,000,000, Excess Availability shall be not less than 12.5% of the lesser of (i) the Revolving Commitments and (ii) the Borrowing Base immediately after giving effect to the making of such Specified Payment and, with respect to Specified Payments under Sections 6.08(a)(x) and 6.08(b)(vi), Excess Availability (after giving Pro Forma Effect to such Specified Payment as of such date and during the thirty (30) consecutive day period immediately preceding the making of such Specified Payment) shall not have been less than 12.5% of the lesser of (i) the Revolving Commitments and (ii) the Borrowing Base, and (c) the Fixed Charge Coverage Ratio as of the end of the most recently ended Test Period prior to the making of such Specified Payment (after giving Pro Forma Effect to such Specified Payment as if such Specified Payment had been made as of the first day of such Test Period) shall be equal to or greater than 1.00 to 1.00, provided that, satisfaction of this clause (c) shall not be required with respect to any Specified Payment when Excess Availability (after giving Pro Forma Effect to such Specified Payment as of such date and during the thirty (30) consecutive day period immediately preceding the making of such Specified Payment) shall not have been less than 20.0% of the lesser of (i) the Revolving Commitments and (ii) the Borrowing Base.

“Permitted Acquisition” means the acquisition, by merger or otherwise, by the Company or any Subsidiary of assets or businesses of a Person (including assets constituting a business unit, line of business or division of such Person) or of the Equity Interests of a Person; provided that as of the date of such acquisition and after giving effect thereto, (i) no Event of Default shall exist or have occurred and be continuing or would result therefrom after giving Pro Forma Effect thereto; (ii) the acquired assets, division or Person are in the same or generally related line of business as that conducted by the Company and the Subsidiaries during the then current and most recent fiscal year or businesses reasonably related or ancillary thereto; (iii) in the event that the purchase price of the proposed acquisition is greater than $15,000,000, after giving effect to such Permitted Acquisition, Excess Availability shall not be less than 10.0% of the lesser of (x) the Revolving Commitments and (y) the Borrowing Base as calculated after giving Pro Forma Effect to such Permitted Acquisition; provided, however, that in no event shall the number of acquisitions involving a purchase price of $15,000,000 or less exceed (two) 2 per fiscal year unless the Excess Availability threshold of this clause (iii) is also met; (iv) the Fixed Charge Coverage Ratio as of the end of the most recently ended Test Period prior to such Permitted Acquisition (after giving Pro Forma Effect to such Permitted Acquisition as if such Permitted Acquisition had been consummated as of the first day of such Test Period) shall be equal to or greater than 1.0 to 1.0, provided that, satisfaction of this clause (iv) shall not be required with respect to any Permitted Acquisition if Excess Availability (after giving Pro Forma Effect to such Permitted Acquisition as of such date) is not less than 17.5% of the lesser of (i) the Revolving Commitments and (ii) the Borrowing Base; and (v) the Company and the Subsidiaries shall comply, and (if applicable) shall cause the acquired Person to comply, with the applicable provisions of Section 5.11 and the Collateral Documents.

“Pro Forma Adjustment” means, with respect to the Acquired EBITDA of the applicable Pro Forma Entity or the EBITDA of the Company, in either case arising from any Specified Transaction, the pro forma increase or decrease in such Acquired EBITDA or such EBITDA, as the case may be, either (a) permitted to be reflected in pro forma financial information under Rule 11.02 of Regulation S-X under the Securities Act or (b) projected by the Company in good faith to result from actions taken, committed to be taken or planned to be taken pursuant to a factually supported plan entered into in connection with such Specified Transaction prior to the time in which such Acquired EBITDA or such EBITDA is required to be calculated; provided that such cost savings referred to in this clause (ii) (x) are factually supportable and determined in good faith by the Company, as certified to the Agent on a Pro Forma Adjustment Certificate, (y) do not exceed the actual cost savings expected in good faith to be realized by the Company during the Test Period commencing with the date as of which EBITDA is being determined (as opposed to the annualized impact of such cost savings) and (2) the aggregate amount of Pro Forma Adjustments shall not exceed for any Test Period, when combined with the aggregate amount of restructuring charges, accruals or reserves incurred under clause (a)(vi) of the definition of EBITDA in such Test Period and the aggregate amount of cost savings added pursuant to clause (a)(xii) of the definition of EBITDA in such Test Period, 25% of EBITDA for any such Test Period ending on or prior to the second anniversary of the Third Amendment Effective Date and 20% of EBITDA for any Test Period thereafter (in each case, calculated without giving effect to any adjustments made pursuant to such clause (a)(vi), such clause (a)(xii) or such Pro Forma Adjustments).

“Required Lenders” means, at any time and subject to the limitations set forth in Section 9.04(g), Revolving Lenders having Revolving Exposure and unused Revolving Commitments representing more than 50% of the sum of the total Revolving Exposure and unused Revolving Commitments at such time (and, if at any time there are seven or more Lenders hereunder, then the Required Lenders must include at least three Lenders representing such percentage of the sum of the total Revolving Exposure and unused Revolving Commitments at such time); provided that (i) the Revolving Exposure and unused Revolving Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time and (ii) if any Extended Revolving Commitments are outstanding, such Commitments shall be included in the determination of the Required Lenders.

“Senior Secured Notes Security Documents” means the “Noteholder Lien Security Documents” (as defined in the Intercreditor Agreement).

(d) By deleting the pricing grid in the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement, and by substituting in lieu thereof the following new pricing grid:

Average Historical Excess Availability	ABR Spread	LIBOR Rate Spread

Category 1
Average Historical Excess Availability less than 33% of the lesser of (i) the aggregate Revolving Commitments and (ii) the Borrowing Base	1.00%	2.00%

Category 2
Average Historical Excess Availability greater than or equal to 33% of the lesser of (i) the aggregate Revolving Commitments and (ii) the Borrowing Base, but less than 66% of the lesser of (i) the aggregate Revolving Commitments and (ii) the Borrowing Base	0.75%	1.75%

Category 3
Average Historical Excess Availability greater than or equal to 66% of the lesser of (i) the aggregate Revolving Commitments and (ii) the Borrowing Base	0.50%	1.50%

(e) With respect to the definition of “EBITDA” in Section 1.01 of the Credit Agreement:

(i) By deleting subclause (vi) of clause (a) of such definition, and by substituting in lieu thereof the following new subclause (vi):

(vi) cash restructuring charges, accruals or reserves (including restructuring costs related to acquisitions before and after the Effective Date) incurred during any period on or prior to the second anniversary of the Effective Date; provided that, the aggregate amount of restructuring charges, accruals or reserves incurred under this clause (vi) in such Test Period shall not exceed, when combined with the aggregate amount of cost savings added pursuant to clause (xii) below in such Test Period and the aggregate amount of any Pro Forma Adjustments made in any such Test Period, 25% of EBITDA for any such Test Period ending on or prior to the second anniversary of the Third Amendment Effective Date and 20% of EBITDA for any Test Period thereafter (in each case, calculated without giving effect to any adjustments made pursuant to this clause (vi), clause (xii) below, or Pro Forma Adjustments),

(ii) By deleting subclause (xii) of clause (a) of such definition, and by substituting in lieu thereof the following new subclause (xii):

(xii) in connection with any restructuring of Holdings and its Subsidiaries not in the ordinary course, the amount of cost savings resulting from, or expected by the Company in good faith to be realized as a result of, actions taken or committed to be taken pursuant to a factually supportable plan, in each case in connection with such restructuring prior to the time that EBITDA is to be determined for such period (which cost savings shall be added to EBITDA until fully realized and calculated on a Pro Forma Basis as though such cost savings had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that (A) such cost savings are reasonably identifiable and factually supportable, as certified to the Agent on a Pro Forma Adjustment Certificate, (B) no cost savings shall be added pursuant to this clause (xii) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (vi) above or in the definition of the term “Pro Forma Adjustment” and (C) the aggregate amount of cost savings added pursuant to this clause (xii) shall not exceed for any Test Period, (i) the actual cost savings expected in good faith to be realized as a result of such actions during such Test Period commencing with the date EBITDA is being determined (as opposed to the annualized impact of cost savings) and (ii) when combined with the aggregate amount of restructuring charges, accruals or reserves incurred under clause (vi) above in such Test Period and the aggregate amount of any Pro Forma Adjustments made in any such Test Period, 25% of EBITDA for any such Test Period ending on or prior to the second anniversary of the Third Amendment Effective Date and 20% of EBITDA for any Test Period thereafter (in each case, calculated without giving effect to any adjustments made pursuant to clause (vi) above, this clause (xii), or Pro Forma Adjustments)),

(f) By deleting each reference to “Issuer” set forth in the definition of “Foreign Subsidiary Total Assets” in Section 1.01 of the Credit Agreement, clause (j) of the definition of “Net Income” in Section 1.01 of the Credit Agreement, and subclause (iii) of clause (a) of Section 6.08 of the Credit Agreement, and by substituting in lieu thereof, in each case, a reference to “Company”.

(g) By deleting the reference to “12.5%” set forth in the definition of “Liquidity Event” in Section 1.01 of the Credit Agreement, and by substituting in lieu thereof a reference to “10.0%”.

(h) By deleting the reference to “(iv)” set forth in clause (iii) of the definition of “Net Cash Proceeds” in Section 1.01 of the Credit Agreement, and by substituting in lieu thereof a reference to “(iii)”.

(i) By deleting the references to “and the Co-Collateral Agent’s, as applicable,” “eligibility criteria and”, and “provided that, in the event that the Agent and the Co-Collateral Agent cannot agree on a determination with respect to eligibility criteria and Reserves, the determination shall be made by the individual agent asserting the more conservative credit judgment” set forth in the definition of “Permitted Discretion” in Section 1.01 of the Credit Agreement.

(j) By deleting the reference to “Credit Document” set forth in the definition of “Obligations” in Section 1.01 of the Credit Agreement, and by substituting in lieu thereof a reference to “Loan Documents”.

(k) By deleting each reference to “the Borrower” set forth in the definitions of “Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” in Section 1.01 of the Credit Agreement, and by substituting in lieu thereof, in each case, a reference to “the Company”.

(l) By adding the following new sentence at the end of the definition of “Revolving Commitment” in Section 1.01 of the Credit Agreement:

The aggregate amount of the Revolving Lenders’ Revolving Commitments as of the Third Amendment Effective Date is $850,000,000.

(m) By deleting the reference to “12.5%” set forth in the definition of “Trigger Event” in Section 1.01 of the Credit Agreement, and by substituting in lieu thereof a reference to “10.0%”.

(n) By deleting the reference to “$65,000,000” set forth in clause (a) of Section 2.05 of the Credit Agreement, and by substituting in lieu thereof a reference to “$85,000,000.”

(o) By deleting clause (a) of Section 2.23 of the Credit Agreement, and by substituting in lieu thereof the following new clause (a):

(a) So long as no Default or Event of Default then exists, or would result therefrom, the Borrower Agent shall have the right at any time, and from time to time, to request one or more increases in the amount of the total Commitments in an aggregate amount not to exceed $200,000,000 or, if less, the amount by which $1,050,000,000 exceeds the total Commitments then in effect (such amount, the “Aggregate Incremental Capacity”). Anything contained herein to the contrary notwithstanding, the aggregate amount of Commitments and, without duplication, Loans outstanding hereunder at any time, including the aggregate amount of Revolving Commitment Increases, shall not exceed $1,050,000,000 at any time.

(p) By deleting each reference to “Security Documents” set forth in clauses (b), (c), (d), and (e) of the definition of Section 9.19 of the Credit Agreement, and by substituting in lieu thereof, in each case, a reference to “Collateral Documents”.

5. General Amendment to Credit Agreement.

(a) Immediately prior to the effectiveness of this Amendment, General Electric Capital Corporation and GE Capital Finance Inc. assigned their respective commitments to Bank of America, N.A. Subject to satisfaction of the conditions precedent set forth in Section 9 of this Amendment, the Credit Agreement is hereby amended to the extent necessary (a) to delete the reference to “GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Collateral Agent” on the cover page of the Credit Agreement, (b) to delete the reference to “BANC OF AMERICA SECURITIES LLC, WELLS FARGO CAPITAL FINANCE, LLC and GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Lead Arrangers and Joint Bookrunners” on the cover page of the Credit Agreement and substitute in lieu thereof “MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and WELLS FARGO CAPITAL FINANCE, LLC, as Joint Lead Arrangers and Joint Book Managers, (c) to delete the definition of Co-Collateral Agent in the preamble of the Credit Agreement and in Section 1.1 of the Credit Agreement, and (d) to provide that there shall be no Co-Collateral Agent under the Credit Agreement and any and all rights reserved to the Co-Collateral Agent in the Credit Agreement and the other Loan Documents shall be vested in the Agent.

(b) Each party hereto acknowledges and agrees that the Credit Agreement is hereby amended to the extent necessary to provide that SunTrust Bank is designated as a Joint Bookrunner and the Syndication Agent under the Credit Agreement.

6. Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Loan Documents.

7. Representations and Warranties. Each Obligor represents and warrants to Agent and each Lender, to induce Agent and such Lenders to enter into this Amendment, that no Default or Event of Default has occurred and is continuing on the date hereof and after giving effect to this Amendment; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of Obligors and this Amendment has been duly executed and delivered by Obligors; and all of the representations and warranties made by Obligors in the Credit Agreement and any other Loan Document are true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) on and as of the date of this Amendment, with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date).

8. Reference to Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

9. Loan Document. This Amendment shall be deemed to be a Loan Document.

10. Conditions Precedent. The effectiveness of the amendments contained in Section 2 hereof are subject to the satisfaction of each of the following conditions precedent:

(a) Agent shall have received duly executed counterparts of the following documents, each in form and substance reasonably satisfactory to Agent, unless satisfaction thereof is specifically waived in writing by Agent:

(i) this Amendment duly executed by Borrowers and each Lender;

(ii) a joinder agreement duly executed by each of the New Lenders to the Credit Agreement;

(iii) an assignment by General Electric Capital Corporation and GE Capital Finance Inc. in favor of Agent;

(iv) such promissory notes or amended and restated promissory notes as requested by any Lender and notified to American Tire at least two Business Days prior to the Third Amendment Effective Date, which shall be in substantially the form of Exhibit G to the Credit Agreement;

(v) a closing certificate of each Obligor certifying as to the consent of the board of directors of each Obligor to this Amendment and the matters set forth herein;

(vi) a favorable written opinion of Simpson Thacher & Bartlett LLP, counsel for the Company, in form and substance reasonably satisfactory to the Agent;

(b) All fees required to be paid on the Third Amendment Effective Date pursuant to the Fee Letter (as such term is defined in the Credit Agreement immediately upon giving effect to the terms of this Amendment) and reasonable out-of-pocket expenses required to be paid on the Third Amendment Effective Date pursuant to the Credit Agreement, to the extent invoiced at least three business days prior to the Third Amendment Effective Date (except as otherwise reasonably agreed by the Borrower), shall, have been, or will be substantially simultaneously, paid;

(c) Excess Availability, after giving effect to the terms of this Amendment, including, without limitation, the Increased/New Revolving Commitments hereunder is not less than $150,000,000;

(d) At the time of and immediately after giving effect to this Amendment, no Event of Default or Default shall have occurred and be continuing; and

(e) The representations and warranties of the Loan Parties set forth in the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) on and as of the date of this Amendment, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date).

11. Closing Fees. Agent shall have received for the account of each Lender that has executed and delivered a signature page attached hereto approving this Amendment on or prior to 5:00 p.m. (New York time), on November 16, 2012, an amendment fee in Dollars, equal to 0.125% of the Existing Commitments of such Lender immediately prior to the Third Amendment Effective Date.

12. Commitment Fees. Agent shall have received for the account of each Increasing/New Lender providing Increased/New Revolving Commitments hereunder, an amendment fee in Dollars, equal to 0.35% of the Increased/New Revolving Commitment of such Increasing/New Lender, as of the Third Amendment Effective Date.

13. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

14. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

15. No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect.

16. Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any manually executed signature page to this Amendment delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

17. Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

18. Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the date first written above.

BORROWERS:

AMERICAN TIRE DISTRIBUTORS, INC.

By:	/s/ Jason T. Yaudes
Name:	Jason T. Yaudes
Title:	Executive Vice President & CFO

AM-PAC TIRE DIST. INC.

By:	/s/ Jason T. Yaudes
Name:	Jason T. Yaudes
Title:	Vice President & Treasurer

GUARANTORS:

AMERICAN TIRE DISTRIBUTORS
HOLDINGS, INC.

By:	/s/ Jason T. Yaudes
Name:	Jason T. Yaudes
Title:	Executive Vice President & CFO

TIRE WHOLESALERS, INC.

By:	/s/ Jason T. Yaudes
Name:	Jason T. Yaudes
Title:	Vice President & Treasurer

FIRESTONE OF DENHAM SPRINGS, INC.

By:	/s/ Jason T. Yaudes
Name:	Jason T. Yaudes
Title:	Vice President & Treasurer

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Third Amendment to Fifth Amended and Restated Credit Agreement

ATD ACQUISITION CO. IV

By:	/s/ Jason T. Yaudes
Name:	Jason T. Yaudes
Title:	Vice President & Treasurer

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Third Amendment to Fifth Amended and Restated Credit Agreement

AGENT:

BANK OF AMERICA, N.A., as Agent and a Lender

By:	/s/ Seth Benefield
Name:	Seth Benefield
Title:	Senior Vice President

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Third Amendment to Fifth Amended and Restated Credit Agreement

LENDERS:

WELLS FARGO CAPITAL FINANCE, LLC, as a Lender

By:	/s/ Reza Sabahi
Name:	Reza Sabahi
Title:	Authorized Signatory

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Third Amendment to Fifth Amended and Restated Credit Agreement

RBS BUSINESS CAPITAL, a Division of RBS ASSET FINANCE, INC., as a Lender

By:	/s/ Don Cmar
Name:	Don Cmar
Title:	Vice President

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Third Amendment to Fifth Amended and Restated Credit Agreement

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director Banking Products Services, US

By:	/s/ David Urban
Name:	David Urban
Title:	Associate Director Banking Product Services, US

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Third Amendment to Fifth Amended and Restated Credit Agreement

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Felix Mednikov
Name:	Felix Mednikov
Title:	Attorney in Fact

By:	/s/ James Parisi
Name:	James Parisi
Title:	Authorized Signatory

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Third Amendment to Fifth Amended and Restated Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:	/s/ Michael Mozer
Name:	Michael Mozer
Title:	Vice President

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Third Amendment to Fifth Amended and Restated Credit Agreement

REGIONS BANK, as a Lender

By:	/s/ Amanda Watkins
Name:	Amanda Watkins
Title:	Vice President

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Third Amendment to Fifth Amended and Restated Credit Agreement

SUNTRUST BANK, as a Lender

By:	/s/ Mark Fidati
Name:	Mark Fidati
Title:	Senior Vice President

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Third Amendment to Fifth Amended and Restated Credit Agreement

TD BANK, as a Lender

By:	/s/ Andrew Loughlin
Name:	Andrew Loughlin
Title:	Vice President

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Third Amendment to Fifth Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Scot Turner
Name:	Scot Turner
Title:	Senior Vice President

Third Amendment to Fifth Amended and Restated Credit Agreement

COMMITMENT SCHEDULE

LENDER	REVOLVING COMMITMENT
Bank of America, N.A.	$278,142,856.93
Wells Fargo Capital Finance, LLC	$190,000,000.00
SunTrust Bank	$120,109,890.00
UBS Loan Finance LLC	$60,054,945.00
Regions Bank	$50,000,000.00
U.S. Bank National Association	$37,362,637.36
RBS Business Capital	$35,000,000.00
TD Bank	$32,692,307.69
Barclays Bank PLC	$28,021,978.02
Royal Bank of Canada	$18,615,385.00

TOTAL	$850,000,000

SCHEDULE 1(B)

INCREASING/NEW LENDER	INCREASED/NEW REVOLVING COMMITMENT
SunTrust Bank	$120,109,890.00
Bank of America, N.A.	$63,142,856.93
U.S. Bank National Association	$37,362,637.36
TD Bank	$32,692,307.69
Wells Fargo Capital Finance, LLC	$30,000,000.00
Regions Bank	$25,000,000.00
UBS Loan Finance LLC	$20,054,945.00
Barclays Bank PLC	$18,021,978.02
Royal Bank of Canada	$3,615,385.00

TOTAL	$350,000,000